EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Post Effective Amendment No. 1 to the Registration Statement (Form S-8 333-195801) pertaining to the StarTek, Inc. 2008 Equity Incentive Plan of our report dated March 7, 2014, with respect to the consolidated financial statements of StarTek, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Denver, Colorado
May 7, 2014